Exhibit 10.2

[Intellon Letterhead]

Mr. Rick E. Furtney

[Address]

December 14, 2009

Re: Amendment to Amended and Restated Employment Agreement Between Intellon Corporation and Rick E. Furtney

Dear Rick:

Reference is made to the Amended and Restated Employment Agreement Between Intellon Corporation and Rick E. Furtney, dated September 27, 2007 (the “Employment Agreement”). By this letter, you and Intellon Corporation agree to amend the Employment Agreement, for good and valuable consideration, the sufficiency of which is hereby acknowledged, in the following particulars, as of the date hereof:

4.	Section 3.01(c) of the Employment Agreement is hereby amended by deleting subsection (B) of the Section in its entirety and replacing it with the following:

“(B) Good Reason shall not exist unless the Preliminary Notice of Good Reason shall have been given by Executive to the Company within ninety (90) days after Executive learned of the act, failure or event which Executive alleges constitutes Good Reason hereunder,”

In all other particulars the Employment Agreement shall remain in effect in accordance with its terms. The signature of the parties below indicates their respective agreement to these amendments to the Employment Agreement.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Chief Financial Officer

/s/ Rick E. Furtney
RICK E. FURTNEY